New York Mortgage Trust Declares First Quarter
2019 Common Stock Dividend of $0.20 Per Share, and Preferred Stock Dividends
and Announces Election of Jason T. Serrano to the Board of Directors

NEW YORK, NY - March 19, 2019 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (the “Company”) announced today that its Board of Directors (the “Board”) declared a regular quarterly cash dividend of $0.20 per share on shares of its common stock for the quarter ending March 31, 2019. The dividend will be payable on April 25, 2019 to common stockholders of record as of March 29, 2019.
In accordance with the terms of the 7.75% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) of the Company, the Board declared a Series B Preferred Stock cash dividend of $0.484375 per share of Series B Preferred Stock for the quarterly period that began on January 15, 2019 and ends on April 14, 2019. This dividend is payable on April 15, 2019 to holders of record of Series B Preferred Stock as of April 1, 2019.
In accordance with the terms of the 7.875% Series C Cumulative Redeemable Preferred Stock ("Series C Preferred Stock") of the Company, the Board declared a Series C Preferred Stock cash dividend of $0.4921875 per share of Series C Preferred Stock for the quarterly period that began on January 15, 2019 and ends on April 14, 2019. This dividend is payable on April 15, 2019 to holders of record of Series C Preferred Stock as of April 1, 2019.
In accordance with the terms of the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock ("Series D Preferred Stock") of the Company, the Board declared a Series D Preferred Stock cash dividend of $0.50 per share of Series D Preferred Stock for the quarterly period that began on January 15, 2019 and ends on April 14, 2019. This dividend is payable on April 15, 2019 to holders of record of Series D Preferred Stock as of April 1, 2019.
The Company also announced today that its Board has appointed Jason T. Serrano as a director of the Company, effective immediately. Mr. Serrano was named President of the Company on January 7, 2019.

About New York Mortgage Trust
New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT in the business of acquiring, investing in, financing and managing mortgage-related and residential housing-related assets and targets multi-family CMBS, direct financing to owners of multi-family properties through preferred equity and mezzanine loan investments, residential mortgage loans (including distressed residential mortgage loans, non-QM loans, second mortgage loans and other residential mortgage loans), non-Agency RMBS, Agency RMBS and other mortgage-related and residential housing-related investments.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the payment of the dividends. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to the Company. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company, including those described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which has been filed with the Securities and Exchange Commission, and as updated by those risk factors included in the Company's subsequent filings under the Securities Exchange Act of 1934, as amended, which can be accessed at the Securities and Exchange Commission’s website at www.sec.gov. If a change occurs, these forward-looking statements may vary materially from those expressed in this release. All forward-looking statements speak only as of the date on which they are made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

AT THE COMPANY
Kristine Nario-Eng
Chief Financial Officer
Phone: 646-216-2363
Email: knario@nymtrust.com